Exhibit E
Rule 24 Reporting Requirement No. 6

                                                             PART I
                        Corporate Restructuring, Simplification, Dissolution and Liquidation Transactions
                                                 March 9, 2004 to June 30, 2004


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
                      Company                                 Date               Transaction Type
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
Sutton Bridge (Generation) Limited                          3/9/2004         Dissolved
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Neon Energy Limited                                         3/20/2004        Dissolved
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Citrus Corp.                                                3/31/2004        Stock ownership change
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CrossCountry Energy Services, LLC                           3/31/2004        Stock ownership change
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CrossCountry Alaska, LLC                                    3/31/2004        Stock ownership change
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NBP Services Corporation                                    3/31/2004        Stock ownership change
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Northern Plains Natural Gas Company                         3/31/2004        Stock ownership change
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Transwestern Holding Company, Inc.                          3/31/2004        Stock ownership change
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PEI Venezuela Services LLC                                  4/2/2004         New incorporation
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Industrias Electricas de Ventane Ltd.                       4/7/2004         Dissolved
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Enron Metals (Australia) Pty Ltd.                           4/23/2004        Dissolved
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PEI Philippines Services LLC                                4/26/2004        Incorporated
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Crete Hellas Holdings B.V.                                  4/26/2004        Sold
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Iweco Megali Vrissi, S.A.                                   4/26/2004        Sold
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Aeolos, S.A.                                                4/26/2004        Sold
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ENASCO LLC                                                  5/20/2004        Dissolved
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Prisma Energy CB Limited                                    5/24/2004        Incorporated
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Enron Caribe Ltd.                                           5/24/2004        Dissolved
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NTM Holdings Ltd.                                           6/8/2004         Dissolved
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Enron LNG Atlantic I, S.R.L.                                6/11/2004        Liquidated
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Enron LNG Atlantic II, CPA                                  6/11/2004        Liquidated
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Tarheel Land Development Company, LLC                       6/22/2004        Dissolved
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Big Island I, LLC                                           6/22/2004        Dissolved
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Big Island II, LLC                                          6/22/2004        Dissolved
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Big Island III, LLC                                         6/22/2004        Dissolved
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Big Island X, LLC                                           6/22/2004        Dissolved
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Big Island XI, LLC                                          6/22/2004        Dissolved
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Big Island XII, LLC                                         6/22/2004        Dissolved
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KGB, LLC                                                    6/25/2004        Dissolved
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Big Island XIV, LLC                                         6/25/2004        Dissolved
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Big Island XIII, LLC                                        6/25/2004        Dissolved
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Santa Maria LLC                                             6/25/2004        Dissolved
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Maui III, LLC                                               6/25/2004        Dissolved
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

                                     Part II

                      Summary of Project Rawhide Settlement

     On May 13, 2004, Enron Corp. ("Enron") and certain of its affiliated subsidiaries consummated a settlement of "Project Rawhide", a financing structure created in December 1998 through the formation of two Delaware limited partnerships, Ponderosa Assets, L.P. ("Ponderosa") and Sundance Assets, L.P. ("Sundance"), to hold approximately $2.4 billion in contributed value of equity and debt interests primarily in power and energy-related assets in the Americas, Europe and the Philippines. The settlement was consummated after the receipt of orders of both the United States Bankruptcy Court and the Grand Court of the Cayman Islands (in each case, as courts overseeing the bankruptcy proceedings of Enron and certain of its affiliated subsidiaries) approving the settlement on April 22, 2004 and April 27, 2004, respectively.

         Divestiture of Ponderosa Assets, L.P. and Sundance Assets, L.P.

     Upon settlement of Project Rawhide, Enron acknowledged Citibank, N.A.'s ("Citibank") appointment as Portfolio Manager of Ponderosa and Sundance and that both partnerships are in liquidation. As Portfolio Manager for both Ponderosa and Sundance, Citibank has all the authority and responsibility of a general partner with respect to conserving, managing and protecting certain property of the partnerships. Enron Ponderosa Management Holdings, Inc. remained the general partner of Ponderosa, but its rights as general partner are limited by Citibank's authority over the partnerships in liquidation. Ponderosa has ceased to be the general partner of Sundance.

     As part of the settlement, the following Enron entities ceased to hold any ownership interest in Ponderosa Assets, L.P.: Enron Corp., Enron North America Corp., Atlantic Commercial Finance Inc., ECT Colombia Pipeline Holdings 1 Ltd., ECT Europe Finance Inc., Enron Canada Corp., Enron Global Finance, Enron Capital North America Corp., Enron CTS International, Inc., Enron Development Funding Ltd., Enron Finance Corp., Enron Reserve Acquisition Corp., Enron Ventures Corp., HGK Enterprises GP, Inc., HGK Enterprises LP, Inc., JILP-L.P., Inc. and Longhorn Assets, L.L.C.

              Divestiture of Subsidiaries of Ponderosa and Sundance

     The following are direct or indirect subsidiaries of Ponderosa (excluding Sundance and its subsidiaries) divested under the settlement (all divestitures are 100% unless otherwise noted):

     Enron International Investments LLC
     Enron International Brazil Gas Holdings, L.L.C.
     Enron International Brazil 1997 Ltd.
     Ementhal Participacoes e Empreendimentos Ltda.
     CEG RIO S.A.
     Ungava Participacoes Ltda.
     Enron International Brazil Gas Holdings Ltd.
     GEC Participacoes Ltda.
     Companhia Distribuidora de Gas do Rio de Janeiro - CEG Zarcaranna Participacoes, S.A.
     Enron International Brazil Investments 1997 Ltd.
     Global Petroleum & Gas Industry Limited
     Gaspart - Gas Participacoes Ltda.
     Companhia de Gas de Bahia - BAHIAGAS, S.A. de E.M. Companhia Pernambucana de Gas - COPERGAS, S.A. de E.M. Gas de Alagoas S.A. - ALGAS
     Empresa Sergipana de Gas S.A. - EMSERGAS
     Companhia Paraibana de Gas - PBGAS, S.A. de E.M. Companhia de Gas de Santa Catarina - SC GAS, S.A. de E.M. Dutopar Participacoes Ltda
     Companhia Paranaense de Gas - COMPAGAS, S.A. de E.M.

The following are direct or indirect subsidiaries of Sundance divested under the settlement (all divestitures are 100% unless otherwise noted):

     Northern Border Partners, L.P. (2,710,000 Common Units)
     Maverick Assets, L.L.C.
     Qualitech Steel Holdings Corp.



     Reorganizations Effected by Settlement

     Additionally, as part of the settlement, Enron and certain of its subsidiaries received the transfer of the following interests from Ponderosa or Sundance, as applicable:

  o Centragas - Transportadora de Gas de la Region Central de Enron Development & Cia., S.C.A.--indirect interests representing approximately 49% of the equity in this company, which operates a natural gas pipeline in Colombia;

  o Bammel Gas Trust--a Certificate representing an ownership interest in this investment trust; and

  o Enron Capital Management Limited Partnership-- a limited partnership interest in an investment partnership with its primary investment in an entity named Joint Energy Development Investments Limited Partnership
     (JEDI).

Generally, the interests transferred to Enron and such subsidiaries represent rights in assets that are further subject to restructuring, divestiture or settlement as part of the bankruptcy cases of Enron and its related affiliates.